February 9, 2022 Mr. Kevin A. Henry 8534 Broxburn Lane Waxhaw, NC 28173 Dear Kevin, I am pleased to formally extend to you an offer of employment with BlueLinx Corporation (“BlueLinx” or “the Company”) as Chief People Officer reporting to me, with a start date of March 1, 2022 (the “Start Date”). Your initial annual base salary will be $530,000, less all applicable payroll withholding and other customary payroll deductions (the “Base Salary”). Your Base Salary will be paid in substantially equal installments in accordance with the Company’s standard payroll practices for the payment of base salary to executives. BlueLinx’s standard payroll delivery method is direct deposit. You will receive direct deposit enrollment information in your new hire packet. You will receive a relocation and signing bonus in the amount of $200,000, less all applicable payroll withholding and other customary payroll deductions on the first payroll date that is at least five days after your Start Date. You will be eligible to participate in the BlueLinx Short Term Incentive Plan (STIP) according to the terms of that plan with a target bonus amount of 80% of your Base Salary (the “Annual Bonus”). For calendar year 2022 only, your Annual Bonus will be no less than 50% of your 2022 annual bonus at target, and such amount shall be guaranteed regardless of actual performance if you remain employed through the date it is paid, which will be in calendar year 2023, no later than March 15, 2023. Subject to the approval of the Compensation Committee of the Board, you will receive an initial equity award of 10,000 restricted stock units (“RSUs”) under the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (the "Plan") within 30 days of your Start Date (the “Initial Grant”). Your Initial Grant will vest ratably in annual installments over a three-year period beginning on the grant date of the Initial Grant. If you are terminated without Cause prior to the complete vesting of the Initial Grant, then any remaining unvested RSUs of the Initial Grant shall vest and become non-forfeitable, and will be settled in shares of BlueLinx stock within 74 calendar days following the date of your employment termination, provided that you satisfy the release requirement specified below, and the Company will use best efforts to settle the shares of BlueLinx stock within 10 business days after you satisfy the release requirement specified below. The terms of the Initial Grant will be set forth in a Restricted Stock Unit Award Agreement (“RSU

Agreement”) that is consistent with the Company’s standard form of RSU agreement except as specified in this paragraph. The Company shall have no obligation to make any of the payments, or deliver any of the benefits, described above and below unless you execute a form of release of claims agreement prepared by the Company that contains a general release of all asserted and unasserted claims arising from your employment with the Company (the “Release Agreement”) that becomes effective and irrevocable within the sixty (60) calendar days after the date of employment termination. You will receive another equity award in 2022 equal to 125% of your Base Salary, which award shall be made at the time and substantially in the form and substance as 2022 equity awards under the Plan are granted to other direct reports of the Chief Executive Officer. Thereafter, annual awards of equity and rights to receive equity or equity equivalents under the Plan shall be determined at the discretion of the CEO and the Compensation Committee of the Board of Directors and shall be governed by the terms of the Plan. In the event your employment terminates without Cause or you resign for Good Reason, the Company will pay you (i) a payment equal to one times your Base Salary in effect immediately prior to your employment termination date and (ii) a pro rata portion (based on your days of employment during the performance year) of your Annual Bonus at target achievement for the performance year in which your termination occurs. The payments in clauses (i) and (ii) of this paragraph shall be paid in cash, less applicable withholdings, within 74 calendar days following the date of your employment termination, provided you execute the Release Agreement. In the event your employment ends as a result of a Change in Control Termination, then the payment described in (i) of this paragraph shall be equal to two (2) times your annual Base Salary in effect immediately prior to your employment termination date. Your equity awards under the Plan will be subject to the Change in Control terms in your equity award agreements and the Plan, as applicable. You are entitled during your employment to participate, on the same basis as the Company’s other senior executives, in the Company’s Standard Executive Benefits Package. The Company’s “Standard Executive Benefits Package” means those benefits (including insurance, vacation and other benefits, but excluding any broad-based severance pay program or policy of the Company) for which similarly situated employees are from time to time generally eligible, as determined from time to time by the Board. You will be eligible for five weeks of annual Paid-Time Off (PTO) after completing the first 90 days of full-time employment. Your annual PTO benefit will remain at the five-week level until you have completed the normal full term required for the next level based on the applicable BlueLinx PTO policy. Additionally, BlueLinx currently recognizes eight paid holidays throughout the year. Eligibility for medical, dental and vision benefits begin on the first day of the month following your Start Date. All terms and conditions of coverage under the Company's health care plans are governed by the terms and conditions set forth in those plans. To the extent that anything in this offer contradicts or otherwise differs from the terms and conditions of these plans, the plans will control. Accordingly, I urge you to review the Summary Plan Description, which will be provided to you in order to answer any questions you have about the Company's health care benefit plans. There are other benefits such as the Salaried Savings Plan in which you may participate as a BlueLinx employee. Your eligibility for coverage under and/or participation in these benefits is governed by the terms and conditions of the policies or the plans relating to those particular benefits and will not be specifically discussed in this offer. It is intended that the payments and benefits provided for in this letter agreement will either be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or be provided in a manner that complies with Section 409A of the Code and the regulatory guidance thereunder (“Section 409A”) and to avoid the imposition of tax, interest and/or penalties upon you under Section 409A, and any ambiguity in this letter agreement shall be interpreted consistent with that intent. The right to a series of installment payments under this letter agreement shall be treated as a right to a series of separate payments for purposes of Section 409A. Each such payment that is made within 2½ months following the end of the year that contains the date of your employment termination (the “Termination Date”) is intended to be exempt from Section 409A as a short-term deferral, each such payment that is made later than 2½ months following the end of the year that contains the Termination Date is intended to be exempt from Section 409A under the two-times compensation exception up to the limitation on the availability of that exception, and each payment that is made after the two-times compensation exception ceases to be available shall be subject to delay, as necessary, as specified below. Notwithstanding anything contained herein to the contrary, to the extent necessary to comply with Section 409A, all payments and benefits which are payable upon your termination of employment hereunder shall be paid or provided only upon your “separation from service” with the Company within the meaning of Section 409A. To the extent necessary to comply with Section 409A, if you are a “specified employee” on the Termination Date (as such a term is defined under Section 409A and the regulations and guidance thereunder), any payments triggered by your termination of employment shall be delayed to the first business day that occurs six months following the Termination Date or, if earlier, the date of your death. To the extent necessary to comply with Section 409A, in no event may you, directly or indirectly, designate the taxable year of any payment under this letter agreement. In particular, to the extent necessary to comply with Section 409A, if the designated payment period for any payment under this letter agreement begins in one taxable year and ends in the next taxable year, the payment will be made in the later taxable year. This offer of employment is contingent upon the successful completion of the drug screen, background investigation, and verification of COVID-19 vaccination status or receipt of exemption request no later than the first day of employment. Please upload photos of your vaccination card to: https://www.lifesitevault.com/wellness/health-verification/. The instructions are included in the enclosed document. If you wish to be considered for a medical or religious exemption, please email accomodations@bluelinxco.com. Accommodation requests that are not approved may result in a withdrawal of this offer or termination of employment.

Additionally, as a condition of employment you will be required to sign and return the enclosed restrictive covenant agreement (the “Restrictive Covenant Agreement”). As you are no doubt aware, employment at BlueLinx, as with most employers, is "at will" and, thus, may be terminated at any time and for any reason not prohibited by law, either at the option of the employee or the option of the Company. Nothing in this offer or our discussions concerning your employment should be construed as contractually limiting that right or as guaranteeing your employment for any specified period of time. We are excited about you joining the BlueLinx team and look forward to your response to our offer. Please sign below to indicate your acceptance of the position and your understanding and acknowledgement of the terms of this Offer Letter. Sincerely, /s/ Dwight Gibson Dwight Gibson Chief Executive Officer cc: Shyam K. Reddy Chief Administrative Officer Enclosures and Attachment /s/ Kevin A. Henry 2/9/2022 Signature Date

Exhibit A Definitions “Affiliate” means any corporation, trade or business which is treated as a single employer with the Company under Sections 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder and any other entity designated by the Company as an “Affiliate”. “Board” shall mean the Board of Directors of BlueLinx Holdings Inc. “Cause” shall mean only: (i) a Material Breach of the duties and responsibilities of a Covered Employee; (ii) a Covered Employee’s (x) commission of a felony or (y) commission of any misdemeanor involving willful misconduct (other than minor violations such as traffic violations) if such misdemeanor causes material damage to the property, business or reputation of the Company or any of its Affiliates; (iii) acts of dishonesty by a Covered Employee resulting or intending to result in personal gain or enrichment at the expense of the Company or any of its Affiliates; (iv) a Material Breach of any provision contained in a written agreement between the Covered Employee and the Company or any of its Affiliates; (v) conduct by a Covered Employee in connection with his duties and responsibilities that is fraudulent, unlawful or willful and materially injurious to the Company or any of its Affiliates; (v) a Covered Employee’s failure to cooperate in all material respects, or failure to direct the persons subject to the Covered Employee’s management or direction to cooperate in all material respects with all corporate investigations or independent investigations by the Company or the Board, all governmental investigations of the Company or any of its Affiliates, and all orders involving the Covered Employee or the Company (or any of its Affiliates) entered by a court of competent jurisdiction; (vi) a Covered Employee’s material violation of the Company’s Code of Conduct (including as applicable to officers), or any successor codes, all as provided in writing to the Covered Employee; or (vii) a Covered Employee’s engagement in activities prohibited by his Restrictive Covenant Agreement with the Company. Notwithstanding the foregoing, no termination of a Covered Employee’s employment shall be for Cause until (a) there shall have been delivered to the Covered Employee a copy of a written notice setting forth the basis for such termination in reasonable detail, and (b) the Covered Employee shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Covered Employee’s counsel if the Covered Employee so desires). No act, or failure to act, on the Covered Employee’s part shall be considered “willful” unless the Covered Employee has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Covered Employee’s action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Covered Employee in good faith and in the best interests of the Company. Any termination of the Covered Employee’s employment by the Company shall be deemed to be a termination other than for Cause unless it meets all requirements of this Section. The Covered Employee shall have thirty (30) calendar days following receipt of notice given to the Covered Employee to address and “cure” any act or omission which might provide the basis for a termination for “Cause” if such act or omission is curable and, if cured within such 30- day period, such acts or omissions shall not provide the basis for a termination for “Cause”. “Change in Control” shall have the meaning set forth in the Plan. “Change in Control Termination” means termination of employee’s employment by the Company without Cause within (a) 24 months following a Change in Control or (b) prior to a Change in Control if employee’s termination was either a condition of the Change in Control or was at the request or insistence of a party (other than BlueLinx) related to the Change in Control. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder. “Covered Employee” means Kevin A. Henry. “Good Reason” shall mean only, without the consent of a Covered Employee: (i) the assignment to a Covered Employee of any duties inconsistent in any material adverse respect with the Covered Employee’s authority, duties or responsibilities, or any other action by the Company which results in a material diminution in the Covered Employee’s authority, duties or responsibilities; (ii) a material reduction by the Company of the Covered Employee’s Salary or target bonus opportunity under the Company’s annual bonus plan, in each case, other than pursuant to a reduction generally applicable to executives of the Company; or (iii) the Company requiring the Covered Employee to be based at any office or location which is outside a 50 mile radius of the Covered Employee’s principal location of employment. Notwithstanding the foregoing, “Good Reason” shall not be deemed to exist for purposes of (i) through (iii) unless (a) the Covered Employee shall have first given the Company written notice stating with reasonable specificity the act(s) on which such termination is premised within forty-five (45) calendar days after the Covered Employee first becomes aware of such act(s), (b) if such act(s) is curable, the Company has not cured or remedied the act(s) within thirty (30) calendar days after receipt of such notice, and (c) the Covered Employee terminates his or her employment within forty-five (45) calendar days after so notifying the Company. If such act(s) is curable and, if cured within such 30-day period, such act(s) shall not provide the basis for a termination for “Good Reason”.

“Material Breach” means an intentional act or omission by a Covered Employee which constitutes substantial non-performance of the Covered Employee’s obligations and causes material damage to the Company.